Exhibit 99.1

MICT Reports Financial Results for the Third Quarter Ended September 30, 2019

Conference call scheduled for tomorrow, November 15, 2019 at 9:00 a.m. EST

MICT to enter global fintech market as it raises $25 million through the sale of convertible notes, with a conversion price of $1.41 per share

Montvale, NJ – November 14, 2019 - MICT, Inc. (Nasdaq: MICT), today announced financial results for the three months ended September 30, 2019.

MICT’s financial results for the three and nine months ended September 30, 2019 reflect Micronet, Ltd. revenues for the months of January 2019 and February 2019 only. On February 24, 2019, Micronet closed a public equity offering on the Tel Aviv Stock Exchange which resulted in a dilution of MICT’s ownership interest in Micronet to 39.53%. Thus, based on U.S. GAAP, MICT no longer includes Micronet’s financial results in its consolidated financial statements effective as of March 1, 2019. On September 5, 2019, Micronet closed a public equity offering on the TASE. As a result, MICT’s ownership interest in Micronet was diluted from 33.88% to 30.48%, and MICT’s current voting interest in Micronet stands at 37.79% of the issued and outstanding shares of Micronet.

“In the third quarter, we closed on a $7.25 million funding, as part of a $9 million funding agreement in support of our planned business combination with BNN Technology and others. This $7.25 million funding included a $2 million investment from BNN into MICT. We expect to close on the balance of the additional $1.75 million in the near future,” stated David Lucatz, Chief Executive Officer of MICT.

On November 7, 2019, MICT closed on a $25 million private placement of convertible notes, converting automatically at $1.41 per share of MICT common stock at the closing of an acquisition by the Company of Global Fintech Holdings Ltd (GFH), which acquired the ParagonEX Limited group of companies and the trading companies of BNN Technology PLC. Through its newly acquired subsidiaries, GFH is already a successful and profitable business, providing its platforms within the financial trading and Contracts for Difference (CFD) sectors in Europe, the Middle East, and Asia. GFH expects over the coming months to implement its program to acquire substantial revenues through the acquisition of significant players in the sector, resulting in rapid growth and the contribution of significant profitability to the MICT group.

Upon closing of the merger, the combined MICT group is expected to have a strong balance sheet with over $25 million in cash, enabling the Company to pursue a revenue acquisition program and to materialize significant fintech opportunities in China.

David Lucatz, CEO of MICT, said, “We strongly believe that our strategic decision to change our business and enter into the fintech space will contribute very positively to value creation for our present and future shareholders. The funding enables us to acquire GFH, a very exciting fintech company with world class technological assets, operational management and significant profitability. We expect the combination of strong cash reserves and abundant opportunities will facilitate substantial earnings growth potential for the Company.

Darren Mercer who recently joined the Board of MICT and is a director and officer of GFH, added, “The opportunity to be a part of the MICT group is a very exciting proposition for us. The GFH group of companies brings to MICT a suite of world-leading technology platforms that are product-agnostic and can support all our new ventures within the fintech space, be they through acquisition or through organic growth, including in the very significant Chinese marketplace. Supported by MICT’s strong balance sheet and our combined cash resources, we believe it is a very exciting time for all new and existing MICT shareholders.”

Q3 2019 Review

●	Gross loss for MICT was $0 for three months ended September 30, 2019, compared to gross profit of $54,000 for the three months ended September 30, 2018.

●	Research and development (R&D) expense for MICT for the three months ended September 30, 2019 was $0, compared to $425,000 for the three months ended September 30, 2018.

●	Selling, general and administrative (SG&A) expense for MICT was $501,000 for the three months ended September 30, 2019, compared to $2.93 million for the three months ended September 30, 2018.

●	Net loss attributable to MICT was $1,210,000 for the three months ended September 30, 2019, compared to a net loss of $2.6 million for the three months ended September 30, 2019. On a per share basis, MICT reported a net loss of $0.11 per basic and diluted share from continued operations for the three months ended September 30, 2019, compared to a net loss of $0.28 per basic and diluted share from continued operations for the three months ended September 30, 2018.

●	As of September 30, 2019 MICT had $5.77 million in cash and equivalents

Nine Months 2019 Review

●	Gross loss was $369,000 for the nine months ended September 30, 2019, compared to a gross profit of $3.31 million for the nine months ended September 30, 2018.

●	R&D expense for the nine months ended September 30, 2019 was $261,000, compared to $1.46 million for the nine months ended September 30, 2018.

●	SG&A expense was $2.36 million for the nine months ended September 30, 2019, compared to $6.28 million for the nine months ended September 30, 2018.

●	Net loss attributable to MICT was $3.22 million for the nine months ended September 30, 2019 compared to a net profit of $10,000 for the nine months ended September 30, 2018. On a per share basis, MICT reported a net loss of $0.30 per basic and diluted share from continued operations for the nine months ended September 30, 2019, compared to a net loss of $0.54 per basic and diluted share from continued operations and a net profit per share of $0.54 from discontinued operations for the nine months ended September 30, 2018.

Conference Call

The Company invites all those interested in participating in the call tomorrow, November 15, 2019 at 9:00 a.m. EDT, to dial 1-888 -298 5973. Callers from outside of the U.S. may access the call by dialing: From London (and Europe) dial in +448 0818 90708 From Israel +972 79-939 8931.

user pin: 4444

Please dial in a few minutes before 9:00 a.m. EST. Participants may also access a live webcast of the conference call through the Investor Relations section of MICT’s website at: http://mixlr.com/servicesmict/

A telephone replay of the call will be available for two weeks at: 1-888 -298 5973. Callers from outside of the U.S- may access the call by dialing: From London (&Europe) dial in +448 0818 90708 From Israel +972 79-939 8931.

user pin: 3333

A slide presentation accompanying management’s remarks can be accessed at www.mict-inc.com.

No Offer or Solicitation

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended. Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, the public offer will not be made directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone and the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction.

Important Additional Information Will be Filed with the SEC

In connection with the proposed acquisition, MICT intends to file a proxy statement on Schedule 14A and other relevant materials with the Securities and Exchange Commission, or SEC. Stockholders of MICT are urged to read MICT’s proxy statement and all other relevant documents filed with the sec when they become available, as they will contain important information about the proposed transaction. A definitive proxy statement will be sent to MICT’s stockholders seeking their approval of the proposed transaction. MICT’s stockholders will be able to obtain these documents (when available) free of charge at the SEC’s web site, http://www.sec.gov. In addition, they may obtain free copies of these by contacting MICT’s Secretary, 28 West Grand Avenue, Suite 3, Montvale, NJ 07645.

Participants in Solicitation

MICT and its directors and executive officers, may be deemed to be participants in the solicitation of proxies for the special meeting of MICT’s stockholders to be held to approve the proposed business combination. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of MICT’s stockholders in connection with the proposed business combination will be set forth in the proxy statement. You can find information about MICT’s executive officers and directors in its Annual Report on Form 10-K for the year ended December 31, 2018.

About MICT, Inc.

MICT, Inc. (MICT) operates through Micronet Ltd. (“Micronet”), a former subsidiary, in which the Company previously held a majority ownership interest that has since been diluted to a minority ownership interest. Micronet operates in the growing commercial Mobile Resource Management (MRM) market, mainly in the United States. Micronet designs, develops, manufactures and sells rugged mobile computing devices that provide fleet operators and field workforces with computing solutions in challenging work environments.

Forward-looking Statement

This press release contains express or implied forward-looking statements within the Private Securities Litigation Reform Act of 1995 and other U.S. Federal securities laws.  These forward-looking statements include, but are not limited to, those statements regarding the proposed timing of the closing of the balance of the $1.75 million funding, the expected timing of the closing and perceived benefits of the transaction with GFH Intermediate Holdings Ltd., Global Fintech Holding Ltd. and other third parties, the expectation that following the merger, the company will have a strong balance sheet which will enable the Company to pursue a revenue acquisition program and to materialize significant fintech opportunities in China, that GFH expects over the coming months to implement its program to acquire substantial revenues through the acquisition of significant players in the sector, resulting in rapid growth and the contribution of significant profitability to the MICT group, the belief that the Company’s strategic decision to change its business will contribute very positively to value creation for its present and future shareholders, the expectation that, following the merger, and that the combination of strong cash reserves and abundant opportunities will facilitate substantial earnings growth potential for the Company. Such forward-looking statements and their implications involve known and unknown risks, uncertainties and other factors that may cause actual results or performance to differ materially from those projected. The forward-looking statements contained in this press release are subject to other risks and uncertainties, including those discussed in the “Risk Factors” section and elsewhere in the Company’s annual report on Form 10-K for the year ended December 31, 2018 and in subsequent filings with the Securities and Exchange Commission. Except as otherwise required by law, the Company is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contact information:

Tel: (201) 225-0190

info@mict-inc.com

MICT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(USD In Thousands, Except Share and Par Value Data)

	September 30, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$5,767	$2,174
Trade accounts receivable, net	—	1,010
Short term loan to Micronet Ltd.	190	—
Inventories	—	4,345
Other accounts receivable	110	339
Total current assets	6,067	7,868

Property and equipment, net	26	661
Intangible assets, net and others	—	434
Long-term deposit and prepaid expenses	—	703
Restricted cash escrow	477	477
Micronet Ltd. investment	1,058	—
Total long-term assets	1,561	2,275

Total assets	$7,628	$10,143

MICT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(USD In Thousands, Except Share and Par Value Data)

	September 30, 2019	December 31, 2018
LIABILITIES AND EQUITY
Short term bank credit and current portion of long term bank loans	$-	$2,806
Short term credit from others and current portion of long term loans from others	2,057	3,004
Trade accounts payable	-	1,531
Other accounts payable	269	1,211
Total current liabilities	2,326	8,552

Long term loans from others	1,834	-
Long term escrow	477	477
Accrued severance pay, net	50	110
Total long term liabilities	2,361	587

Stockholders’ Equity:
Convertible Preferred stock; $0.001 par value, 2,386,363 and 0 shares authorized, issued and outstanding as of September 30, 2019 and December 31, 2018, respectively	2	-
Common stock; $0.001 par value, 25,000,000 shares authorized, 11,009,532 and 9,342,088 shares issued and outstanding as of September 30, 2019 and December 31, 2018, respectively	11	9
Additional paid in capital	14,022	11,905
Additional paid in capital - preferred stock	4,827	-
Accumulated other comprehensive (loss)	58	(117)
Accumulated loss	(15,979)	(12,757)
MICT, Inc. stockholders’ equity	2,941	(960)

Non-controlling interests	-	1,964

Total equity	2,941	1,004

Total liabilities and equity	$7,628	$10,143

MICT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(USD In Thousands, Except Share and Earnings Per Share Data)

(Unaudited)

	Nine months ended September 30,		Three months ended September 30,
	2019	2018	2019	2018

Revenues	$477	$12,897	$-	$2,216
Cost of revenues	846	9,589	-	2,162
Gross profit (loss)	(369)	3,308	-	54

Operating expenses:
Research and development	261	1,457	-	425
Selling and marketing	198	1,217	-	383
General and administrative	2,161	5,070	501	2,544
Amortization of intangible assets	20	652	-	214
Total operating expenses	2,640	8,396	501	3,566

Loss from operations	(3,009)	(5,088)	(501)	(3,512)
Share in investee losses	(771)	-	(366)	-
Net profit from loss of control	299	-	-	-
Financial expenses, net	(292)	(956)	(346)	(104)
Loss before provision for income taxes	(3,773)	(6,044)	(1,213)	(3,616)
Income (provision for taxes)	(5)	(566)	3	(562)

Net loss from continued operation	(3,778)	(6,610)	(1,210)	(4,178)
Net profit from discontinued operation (includes capital gain from disposal amounting to $6,844)	-	4,894	-	-
Total net loss	(3,778)	(1,716)	(1,210)	(4,178)
Net loss attributable to non-controlling interests	(556)	(1,726)	-	(1,542)

Net profit (loss) attributable to MICT, Inc.	(3,222)	10	(1,210)	(2,636)

Earnings (loss) per share attributable to MICT, Inc.
Basic and diluted loss per share from continued operation	$(0.30)	$(0.54)	$(0.11)	$(0.28)
Basic and diluted earnings per share from discontinued operation	-	0.54	-	-

Weighted average common shares outstanding:	10,583,496	9,107,034	11,009,532	9,342,155